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                                     CONSENT


TO:        NORTHWESTERN MINERAL VENTURES INC. ("NORTHWESTERN")

AND TO:    BERNS & BERNS, COUNSELORS AT LAW

AND TO:    U.S. SECURITIES & EXCHANGE COMMISSION
           (THE "SECURITIES REGULATOR")

FROM:      MCGOVERN, HURLEY, CUNNINGHAM LLP

RE: NORTHWESTERN MINERAL VENTURES INC. - AUDITED ANNUAL FINANCIAL STATEMENTS FOR YEAR-END DECEMBER 31, 2003

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We hereby consent to the inclusion of the aforesaid Audited Financial Statements
(for the period between September 26, 2003 - December 31, 2003) in
Northwestern's Form 20-F Registration Statement, for the purposes of filing same with the U.S. Securities and Exchange Commission.


Dated this 5th day of May, 2004.



                                     MCGOVERN, HURLEY, CUNNINGHAM LLP.

                                            /s/ Jack Hurley

                                     Per:
                                         -------------------------------------
                                         JACK HURLEY, CA, CPA (Illinois)